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                                                                    EXHIBIT 10.2

                              CONSULTING AGREEMENT

     THIS AGREEMENT is made as of this 8th day of June, 2007 by and between SPSS Inc., a Delaware corporation having its offices at 233 S. Wacker, Chicago, Illinois 60606-6307 (hereinafter "SPSS"), and Jonathan P. Otterstatter (hereinafter "Consultant").

                                   WITNESSETH:

     WHEREAS, SPSS develops and markets proprietary computer software, and on occasion desires the assistance of outside consultants in connection with its businesses; and

     WHEREAS, Consultant has expertise in certain aspects of the businesses of SPSS and is willing to provide consulting services to SPSS under the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual undertakings herein contained, the parties hereby agree as follows:

     1.   RETENTION OF CONSULTANT; SERVICES TO BE PERFORMED.

     (a) SPSS hereby retains Consultant to provide such consulting services to SPSS as shall be agreed upon by the parties and specified in Exhibit A hereto and/or in one or more separate written instruments acknowledged by both parties and referring to this Agreement. Each such separate written instrument is hereby incorporated by reference.

     (b) At all times Consultant shall exercise reasonable skill and care in performing such services.

     (c) Consultant shall provide the services specified hereunder in the manner, and at such times and places as Consultant sees fit, subject to agreed-upon completion dates. Consultant acknowledges that SPSS shall not provide equipment, supplies or employees for the use of Consultant in providing such services.

     (d) Consultant represents and warrants that Consultant is not subject to any restrictions or restraints, contractual or otherwise, which would prevent or limit Consultant's ability to enter into and be bound by this Agreement.

     2.   CONSULTING FEES.

     SPSS shall compensate in the manner set forth on Exhibit A and/or in one or more separate written instruments acknowledged by both parties and referring to this Agreement. Each such separate written instrument is hereby incorporated by reference. Unless otherwise acknowledged by SPSS in writing prior to any specific project, there shall be no royalties or ongoing payments due from SPSS to Consultant for Consultant's services hereunder in addition to the compensation specified in accordance with the first sentence of this Paragraph
2. SPSS shall withhold no income or employment taxes from any compensation paid to Consultant, nor shall SPSS be liable for any income or employment taxes on any such compensation.


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     3.   SPSS CONFIDENTIAL INFORMATION.

     (a) As used in this Agreement, the term "SPSS Confidential Information" shall mean all Trade Secrets and Other Confidential Technical and Business Information, as defined in Paragraph 3(b), and all Consultant Inventions, as defined in Paragraph 3(c), whether or not reduced to writing and whether or not patentable or protectable by copyright, which SPSS now owns or is licensed to use, or may in the future own or be licensed to use.

     (b) As used in this Agreement, the term "Trade Secrets and Other Confidential Technical and Business Information" shall mean all confidential or proprietary product development and design information and all confidential or proprietary procedures, techniques, manuals, customer information, specifications, data bases, test results, information concerning business or product acquisitions, strategic plans, customer lists, pricing data, and discoveries, inventions and innovations made, created, acquired or developed by or on behalf of SPSS.

     (c) As used in this Agreement, the term "Consultant Inventions" shall mean all systems, programs, algorithms, procedures, techniques, manuals, data bases, plans, lists, inventions, copyrights, patents, trademarks, discoveries, innovations, concepts, ideas and software (including without limitation source and object code and design and user documentation) conceived, compiled, developed or acquired, in whole or in part, by Consultant in the course of performing consulting services for SPSS (including services performed prior to the execution of this Agreement) which relate to SPSS' business, except for inventions which Consultant develops for other clients or on Consultant's own time which do not make use of any SPSS resources or SPSS Confidential Information.

     (d) Consultant's obligations in Paragraphs 4 and 5 regarding SPSS Confidential Information and Consultant Inventions shall survive the termination of its consultancy for SPSS for any reason whatsoever.

     4.   CONSULTANT'S OBLIGATIONS REGARDING SPSS CONFIDENTIAL INFORMATION.

     Consultant shall take the following steps to preserve the confidential and proprietary nature of SPSS Confidential Information:

     (a) During its consultancy for SPSS, Consultant shall not disclose or transfer any of the SPSS Confidential Information other than as authorized by SPSS within the scope of Consultant's duties for SPSS. Except to the extent Consultant is authorized to do so in its capacity as a consultant for SPSS, Consultant shall not sell, license or otherwise exploit any products (including software in any form) or services which embody or utilize in whole or in part any SPSS Confidential Information.

     (b) Consultant shall take all reasonable precautions to prevent the unauthorized disclosure (whether inadvertent or deliberate) of SPSS Confidential Information to unauthorized persons or entities and shall promptly report to appropriate SPSS management any such activities by others.

     (c) While Consultant is permitted to retain all personal information which is not comprised of or derived from SPSS Confidential Information (in whole or in part), all notes, files, data, tapes, reference materials, reports, sketches, drawings, price lists, customer lists, plans, memoranda, records and any other document or matter comprised of, or derived from, SPSS Confidential Information (in whole or in part) shall belong exclusively to SPSS. At the request of SPSS or upon termination of its consultancy for SPSS, Consultant shall deliver to SPSS all tangible materials embodying SPSS Confidential Information.


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     (d) Consultant shall not use, in connection with the performance of its duties and responsibilities to SPSS, any trade secrets or confidential technical or business information acquired from, or developed on behalf of, Consultant's other clients or make use of any work in which others have a proprietary interest. Consultant shall inform SPSS of any obligations owed by him or her to third parties regarding trade secrets, confidential information or other forms of intellectual property which bear, in any way, upon Consultant's work for SPSS. All work product developed by Consultant pursuant to this Agreement shall be based on original work, SPSS proprietary information, or work in the public domain.

     5.   CONSULTANT'S OBLIGATIONS REGARDING CONSULTANT INVENTIONS.

     (a) All Consultant Inventions as defined in 3 C above shall belong exclusively to SPSS, and Consultant hereby assigns to SPSS all of its right, title and interest in and to (i) any Consultant Invention developed during its consultancy for SPSS, and (ii) any Consultant Invention developed, in whole or in part, using any other SPSS Confidential Information, no matter when developed.

     (b) As may be reasonably requested by SPSS (both during and after its consultancy for SPSS), Consultant shall execute and deliver any instruments or documents and do all other things in order to vest more fully in SPSS all ownership rights in the Consultant Inventions (including without limitation securing patent and copyright registrations for such Consultant Inventions). SPSS shall reimburse Consultant for reasonable out-of-pocket expenses incurred by him or her to comply with the foregoing.

     (c) If requested by SPSS, during the term of its consultancy and for a period of 6 months thereafter, Consultant shall promptly notify SPSS of any invention created by him or her during the term of such consultancy or within 6 months thereafter and shall include a reasonably detailed description thereof, so that SPSS may determine whether any such invention is a Consultant Invention subject to this Agreement.

     6.   SOFTWARE LICENSE

     SPSS may provide Consultant with SPSS software to allow Consultant to fulfill its obligations hereunder. If such software is provided, SPSS grants Consultant a non-exclusive right to use the software strictly to fulfill its obligations under this Agreement. Any other use by Consultant is strictly prohibited. Such right to use the SPSS shall software shall last for as long as this Agreement is in effect or until SPSS requests Consultant to return the software. Consultant shall use the software in accordance with the terms of this Agreement and the agreement included with the software. If the terms of this Consulting Agreement and the agreement included with the software conflict, the terms of this Consulting Agreement shall prevail.

     7.   PUBLICITY AND ADVERTISING.

     Consultant shall not publicize or advertise that Consultant is a consultant for SPSS, nor shall Consultant utilize the name of SPSS in any fashion, without first receiving the written permission of SPSS.

     Consultant shall not solicit or work for an SPSS' customer, on anything related to the business of SPSS that was introduced to Consultant by SPSS without first obtaining SPSS' written approval.

     8.   TERM AND TERMINATION.

     (a) The term of this Agreement shall commence on the date hereof and shall continue until terminated in accordance with section 8 (b) or 8 (c) below. Upon termination, Consultant shall return any and all proprietary software of SPSS and internal documentation thereon, and


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any and all other SPSS proprietary information, which may be in Consultants'
possession pursuant to this Agreement, and Consultant shall not retain any copies thereof.

     (b) Unless it is stated differently in Exhibit A, SPSS may terminate this Agreement immediately, with or without cause, upon providing Consultant with written notification.

     (c) Consultant shall have a right to terminate this Agreement upon providing SPSS with written notification when; 1) the work set forth in Exhibit A is completed, or 2) any subsequent work agreed to by the parties that is performed under the terms of this Agreement is completed.

     9.   NON-ASSIGNABILITY BY CONSULTANT.

     Consultant shall not assign this Agreement or its duties hereunder to any other entity or person.

     10.  STATUS OF CONSULTANT.

     (a) Consultant is retained by SPSS only for the purposes set forth in this Agreement, and Consultant's relationship to SPSS during the term of this Agreement shall at all times be that of an independent contractor and not an employee. Neither party shall represent to others that the relationship between the parties is other than as stated above. Consultant shall not represent to any person or other entity that Consultant is an agent of, or otherwise authorized to do business on behalf of, SPSS.

     (b) Consultant shall be free to dispose of that portion of Consultant's entire time, energy and skill as Consultant is not obligated to devote to SPSS hereunder, in such manner and on behalf of such persons as Consultant sees fit, subject to Consultant's obligations under this Agreement.

     (c) Consultant shall perform the services required pursuant to this Agreement at Consultant's own risk and Consultant shall have no liability under any workers' compensation law for any injuries which Consultant may incur in the course of performing such services.

     (d) Consultant shall not be entitled to participate in any employee benefit plan or program sponsored by SPSS.

     11.  INDEMNITY.

     Consultant shall indemnify SPSS and its affiliates and shall hold them harmless against all claims, damages, losses and expenses (including without limitation attorneys' fees) arising out of or resulting from the performance of services covered by this Agreement caused in whole or in part by any negligent or willful act or omission of Consultant.

     12.  REMEDIES.

     (a) Consultant acknowledges that Consultant's breach of any of the provisions of this Agreement may cause substantial injury to SPSS which may be irreparable and/or in amounts difficult or impossible to ascertain. Accordingly, in the event that Consultant breaches any of the provisions of this Agreement, SPSS shall have, in addition to all other remedies available in the event of a breach of this Agreement, the right to injunctive or other equitable relief.

     (b) In the event SPSS shall enforce any part of this Agreement through legal proceedings, Consultant shall pay to SPSS any costs and attorneys' fees reasonably incurred by SPSS in connection therewith.


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     (c) The taking of any action by SPSS or the forbearance of SPSS to take any action shall not constitute a waiver by SPSS of any of its rights or remedies or relief under this Agreement or at law or in equity.

     13.  NOTICES.

     Any notice required or permitted to be given hereunder shall be in writing and shall be effective 3 business days after it is properly sent by registered or certified mail to SPSS or to Consultant, as the case may be, at their respective addresses set forth above, or to such other address as either party may from time to time designate by notice.

     14.  SEVERABILITY.

     The parties hereto acknowledge that, under all circumstances, the restrictions and commitments set forth in this Agreement are necessary to protect the parties' respective legitimate interests and are reasonable in scope, area and time. If, despite such acknowledgment, at the time of the enforcement of any paragraph of this Agreement a court of competent jurisdiction shall hold that the period or scope of the provisions thereof are unreasonable under the circumstances then existing, the maximum reasonable period or scope under such circumstances shall be substituted for the period or scope stated herein. Each of the provisions contained in this Agreement shall be enforceable independently of every other provision hereof, and the invalidity or unenforceability of any such section shall not invalidate or render unenforceable any other provision.

     15.  APPLICABLE LAW.

     All questions with respect to the construction and performance of this Agreement and the rights and liabilities of the parties hereto shall be determined in accordance with the laws of the State of Illinois without giving effect to its conflict of law principles. The parties submit to the jurisdiction of the courts of Illinois in respect of any matter or thing arising out of this Agreement or pursuant thereto.

     16.  ENTIRE AGREEMENT.

     This instrument sets forth the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements between the parties, written or oral. There are no agreements, understandings, restrictions, warranties or representations between the parties other than those set forth herein. This Agreement shall not be varied, amended or supplemented except by a writing executed by both parties.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

SPSS Inc.                               Consultant


By: /s/ Jack Noonan                     By /s/ Jonathan P. Otterstatter
Title:  President and CEO                  -------------------------------------
                                           Jonathan P. Otterstatter
                                           N6322 Shorewood Hills Road
                                           -------------------------------------
                                           Address
                                           Lake Mills, WI 53551
                                           -------------------------------------
                                           City            State             Zip


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                                    EXHIBIT A

                                STATEMENT OF WORK

WORK

Assist in the process of transitioning management and partner responsibilities to the appropriate individuals at SPSS.

Perform other reasonable tasks requested by the CEO.

PAYMENT

Consultant shall be paid $30,000 per month. Payment will be made within seven
(7) days from end of each month Consultant performs the services set forth in this Statement of Work.

TERM

Unless terminated early in accordance with the Agreement, Consultant shall perform the services set forth in this Statement of Work for two (2) months beginning the date the Consulting Agreement is executed.


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